Exhibit 99.01

Contacts:  Martin J. Landon – Investors
KCI
(210) 255-6494

Elliot Sloane – Media
Sloane & Company
(212) 446-1860

KINETIC CONCEPTS REPORTS REVENUE AND EARNINGS
GROWTH FOR FIRST QUARTER 2005

First Quarter Highlights

      -  Total revenue increase of 25% to $280.0 million
      -  Net earnings of $37.2 million, an increase of $13.7 million, or 58%, on a non-GAAP basis
          (162% increase on a GAAP basis)
      -  Net earnings per diluted share of $0.51, a 50% increase on a non-GAAP basis (143% increase on a GAAP basis)
      -  The Company is reiterating full year 2005 revenue guidance and increasing full year 2005
          EPS guidance.

San Antonio, Texas, April 27, 2005 – Kinetic Concepts, Inc. (NYSE: KCI) today reported first quarter 2005 net revenue of $280.0 million, an increase of 25% from the first quarter of 2004.  Foreign currency exchange movements favorably impacted net revenue for the first quarter of 2005 by 2% compared to the corresponding period of the prior year.

Net earnings for the first quarter of 2005 were $37.2 million compared to a net loss of $60.1 million for the same period one year ago.  Net earnings per diluted share for the first quarter of 2005 were $0.51, compared to a net loss per diluted share of $1.19 for the same period in the prior year.

“I am pleased with our performance in the first quarter,” said Dennert O. Ware, President and Chief Executive Officer of KCI.  “In the U.S., sales force productivity is accelerating as those people we added in the second half of 2004 have become more productive as we have progressed through the period.  After a slow start to the quarter, unit placements are growing consistent with our expectations.  International revenue growth was better than anticipated, primarily driven by solid performance in both V.A.C. and therapeutic surfaces.”

Non-GAAP Financial Information (1)

Net earnings for the first quarter 2004 were $5.5 million, including $28.2 million in IPO related expenses ($18.0 million net of taxes).  Net loss available to common shareholders for the first quarter 2004 was $60.1 million, including a $65.6 million in-kind preferred stock dividend associated with the IPO.  Net loss per diluted share for the first quarter 2004 was $1.19, including the after tax IPO related expenses of $18.0 million and the preferred stock dividend of $65.6 million.

For the first quarter of 2004, net earnings would have been $23.5 million, excluding expenses and dividends associated with the IPO.  For the first quarter 2004, net earnings per diluted share would have been $0.34, excluding expenses and dividends associated with the IPO.

Net earnings for the first quarter 2005 were $37.2 million, an increase of $13.7 million, or 58%, on a non-GAAP basis.  Net earnings per diluted share for the first quarter of 2005 were $0.51, a 50% increase on a non-GAAP basis.

Revenue Recap – First Quarter 2005

Domestic revenue for the first quarter of 2005 was $197.5 million, an increase of 16% from the prior-year period due to increased rental and sales volumes for V.A.C. wound healing devices and related disposables, partly offset by lower surfaces revenue.  International revenue of $82.4 million increased 50% compared to the prior-year period due to increased V.A.C. demand and higher than expected surfaces sales.  Foreign currency exchange movements favorably impacted international revenue by 9% during the quarter.

Worldwide V.A.C. revenue was $197.5 million for the first quarter of 2005, an increase of 33% from the prior-year period.  Foreign currency exchange movements favorably impacted worldwide V.A.C. revenue by 2% compared to the first quarter of the prior year.  The growth in V.A.C. revenue stemmed from volume increases driven by our continued focus on marketing and selling efforts combined with higher than expected international V.A.C. sales in the period.

Worldwide surfaces revenue was $82.5 million for the first quarter of 2005, an increase of 8% from the prior-year period resulting from higher than expected international sales, partially offset by lower domestic sales.  Foreign currency exchange movements favorably impacted worldwide surfaces revenue by 3% compared to the same period one year ago.

Long –Term Debt

During the first quarter of 2005, KCI reduced its outstanding Term Loan B obligation by $75.0 million and wrote off $1.4 million in capitalized loan issuance costs.  Total long-term debt outstanding at March 31, 2005 was $370.7 million.

Income Tax Rate

The effective income tax rate for the first quarter of 2005 was 34.5% compared to 36.0% for the same period in 2004.  The income tax rate reduction was primarily attributable to a higher portion of taxable income being generated in lower tax jurisdictions.

Outlook

The following guidance is based on current information and expectations as of April 27, 2005:

KCI presently projects full year 2005 total revenue of $1.20 – $1.25 billion based on continued demand for its V.A.C. negative pressure wound therapy devices and related supplies.  The Company currently projects full year 2005 U.S. V.A.C. revenue to be $705 – $730 million, up approximately 25% – 30% from full year 2004.  Net earnings per diluted share for 2005 are currently projected to be $2.15 – $2.25 per share, based upon a weighted average diluted share count estimate of 73.0 – 73.5 million shares.

Earnings Release Conference Call

As previously announced, we have scheduled an earnings release conference call for 8:30 a.m. eastern daylight time today, Wednesday, April 27, 2005.  The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	800-706-7741
International Dial-in Number:	+617-614-3471
Participant Code:	10286818

This call is being webcast by CCBN and can be accessed at the Kinetic Concepts, Inc. web site at http://www.kci1.com/investor/index.asp, and clicking on Web cast – Q1 2005 Kinetic Concepts Earnings Call.  The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com and institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).  An archive of the webcast will be available at http://www.kci1.com/investor/index.asp until April 26, 2006.

KCI's business outlook as of today is expected to be available on KCI's Investor Relations web site.  It is currently expected that a business outlook update will not be announced until the release of KCI's next quarterly earnings announcement, notwithstanding subsequent developments.  However, although KCI undertakes no duty to update its business outlook, KCI may update the full business outlook or any portion thereof at any time.

(1) Where designated, we have presented income statement items on a non-GAAP basis to exclude the impact of income and expenses and the acceleration of the in-kind preferred stock dividends incurred as a result of the 2004 initial public offering and debt prepayments.  These non-GAAP financial measures do not replace the presentation of our GAAP financial results.  We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates comparisons between the periods presented.  Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends.  In addition, we believe some investors may use this information in a similar fashion.  A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is attached.

About KCI

Kinetic Concepts, Inc. is a global medical technology company with leadership positions in advanced wound care and therapeutic surfaces.  We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall cost of patient care.  Our advanced wound care systems incorporate our proprietary Vacuum Assisted Closure®, or V.A.C.®, technology, which has been clinically demonstrated to promote wound healing and reduce the cost of treating patients with serious wounds.  Our therapeutic surfaces, including specialty hospital beds, mattress replacement systems and overlays, are designed to address complications associated with immobility and obesity, such as pressure sores and pneumonia.  We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, management's outlook, estimates of future performance, revenue and earnings growth objectives.  The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections and other expectations, such as a change in the demand for the V.A.C. resulting from increased competition, a change in payer reimbursement policies, our ability to protect our intellectual property rights and general economic conditions. All information set forth in this release and its attachments is as of April 27, 2005.  We undertake no duty to update this information.  More information about potential factors that could cause our results to differ or adversely affect our business and financial results is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.  Additional information will also be set forth in those sections in our Quarterly Report on Form 10-Q for the three months ended March 31, 2005, which will be filed with the SEC in early May 2005.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
			%
	2005	2004	Change
Revenue:
Rental	$ 195,936	$ 165,908	18.1%
Sales	84,036	58,926	42.6
	_______	_______
Total revenue	279,972	224,834	24.5%

Rental expenses	127,111	103,739	22.5
Cost of goods sold	20,781	16,768	23.9
	_______	_______
Gross profit	132,080	104,327	26.6%

Selling, general and administrative expenses	60,156	50,209	19.8
Research and development expenses	6,210	7,119	(12.8)
Initial public offering expenses	-	19,534	-
	_______	_______
Operating earnings	65,714	27,465	139.3%

Interest income	520	371	40.2
Interest expense	(7,460)	(18,844)	(60.4)
Foreign currency loss	(2,018)	(464)	334.9
	_______	_______
Earnings before income taxes	56,756	8,528	565.5%
Income taxes	19,581	3,070	537.8
	_______	_______
Net earnings	$ 37,175	$ 5,458	581.1%
Series A convertible preferred stock dividends	-	(65,604)	-
	_______	_______
Net earnings (loss) available to
common shareholders	$ 37,175	$ (60,146)	161.8%
	_______	_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ 0.54	$ (1.19)	145.4%
	_______	_______
Diluted (1)	$ 0.51	$ (1.19)	142.9%
	_______	_______
Weighted average shares outstanding:
Basic	68,822	50,332
	_______	_______
Diluted (1)	72,875	50,332
	_______	_______

(1) Due to their antidilutive effect, 5,935 dilutive potential common shares from stock options and
12,026 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the three months ended March 31, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of Condensed Consolidated Statements of Earnings (1)
For the three months ended March 31,
(in thousands, except per share data)
(unaudited)

		2004
				Excluding
			IPO Related	IPO Related
			Costs and	Costs and
	2005		Expenses	Expenses	%
	GAAP	GAAP	(non-GAAP)	(non-GAAP)	Change (2)
Revenue:
Rental	$ 195,936	$ 165,908	$ -	$ 165,908	18.1%
Sales	84,036	58,926	-	58,926	42.6
	_______	_______	_______	_______
Total revenue	279,972	224,834	-	224,834	24.5%

Rental expenses	127,111	103,739	-	103,739	22.5
Cost of goods sold	20,781	16,768	-	16,768	23.9
	_______	_______	_______	_______
Gross profit	132,080	104,327	-	104,327	26.6%

Selling, general and administrative expenses	60,156	50,209	-	50,209	19.8
Research and development expenses	6,210	7,119	-	7,119	(12.8)
Initial public offering expenses	-	19,534	(19,534)	-	-
	_______	_______	_______	_______
Operating earnings	65,714	27,465	19,534	46,999	39.8%

Interest income	520	371	-	371	40.2
Interest expense	(7,460)	(18,844)	8,634	(10,210)	(26.9)
Foreign currency loss	(2,018)	(464)	-	(464)	334.9
	_______	_______	_______	_______
Earnings before income taxes	56,756	8,528	28,168	36,696	54.7%
Income taxes	19,581	3,070	10,140	13,210	48.2
	_______	_______	_______	_______
Net earnings	$ 37,175	$ 5,458	$ 18,028	$ 23,486	58.3%

Series A convertible preferred stock dividends	-	(65,604)	65,604	-	-
	_______	_______	_______	_______
Net earnings (loss) available to
common shareholders	$ 37,175	$ (60,146)	$ 83,632	$ 23,486	58.3%
	_______	_______	_______	_______
Net earnings (loss) per share available
to common shareholders:
Basic	$ 0.54	$ (1.19)		$ 0.47	14.9%
	_______	_______		_______
Diluted (3)	$ 0.51	$ (1.19)		$ 0.34	50.0%
	_______	_______		_______
Weighted average shares outstanding:
Basic	68,822	50,332		50,332	36.7%
	_______	_______		_______
Diluted (3)	72,875	50,332		68,293	6.7%
	_______	_______		_______

(1) These non-GAAP financial measures do not replace the presentation of our GAAP financial results. See footnote 1 on page 3 of this press release for further discussion of our non-GAAP financial information.
(2) The percentage change reflects the percentage variance between the 2005 GAAP results and the 2004 (non-GAAP) results, excluding IPO related costs and expenses.
(3) Due to their antidilutive effect, 5,935 dilutive potential common shares from stock options and 12,026 dilutive potential common shares from the preferred stock conversion have been excluded from the diluted weighted average shares calculation for the three months ended
March 31, 2004.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 74,224	$ 124,366
Accounts receivable, net	253,143	252,822
Inventories, net	33,562	35,590
Deferred income taxes	25,953	24,836
Prepaid expenses and other current assets	17,912	13,296
	_______	_______
Total current assets	404,794	450,910
	_______	_______

Net property, plant and equipment	177,754	183,075
Loan and preferred stock issuance costs, less accumulated
amortization of $10,142 in 2005 and $8,317 in 2004	10,113	11,937
Deferred income taxes	8,950	7,913
Goodwill	49,369	49,369
Other assets, less accumulated amortization of $8,863
in 2005 and $8,748 in 2004	29,390	29,261
	_______	_______
	$ 680,370	$ 732,465
	_______	_______
Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$ 39,483	$ 43,246
Accrued expenses and other	121,351	150,317
Current installments of long-term debt	2,925	2,803
Income taxes payable	31,271	20,821
	_______	_______
Total current liabilities	195,030	217,187
	_______	_______

Long-term debt, net of current installments	367,821	442,943
Deferred income taxes	15,328	13,170
Other noncurrent liabilities	8,104	8,364
	_______	_______
	586,283	681,664

Shareholders' equity:
Common stock; authorized 225,000 at March 31, 2005
and December 31, 2004; issued and outstanding
69,089 at March 31, 2005 and 68,694 at December 31, 2004	69	69
Preferred stock; authorized 50,000 at March 31, 2005 and
December 31, 2004; issued and outstanding 0 at March 31,
2005 and December 31, 2004	-	-
Additional paid-in capital	527,777	517,354
Deferred compensation	(1,631)	(1,906)
Retained deficit	(450,896)	(488,071)
Accumulated other comprehensive income	18,768	23,355
	_______	_______
Shareholders' equity	94,087	50,801
	_______	_______
	$ 680,370	$ 732,465
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months ended March 31,
	2005	2004
Cash flows from operating activities:
Net earnings	$ 37,175	$ 5,458
Adjustments to reconcile net earnings to net cash provided
(used) by operating activities:
Depreciation and amortization	16,911	13,724
Provision for uncollectible accounts receivable	4,203	3,177
Amortization of deferred gain on sale of headquarters facility	(268)	(268)
Write-off of deferred loan issuance costs	1,421	3,342
Non-cash amortization of stock award	274	42
Tax benefit related to exercise of stock options	8,825	3,463
Change in assets and liabilities:
Increase in accounts receivable, net	(4,640)	(3,313)
Decrease in inventories, net	2,001	2,135
Increase in current deferred income taxes, net	(1,117)	(176)
Increase in prepaid expenses and other current assets	(3,483)	(2,608)
Decrease in accounts payable	(3,777)	(3,671)
Decrease in accrued expenses and other	(29,001)	(10,381)
Increase (decrease) in income taxes payable	10,450	(24,611)
Increase in deferred income taxes, net	724	279
	_______	_______
Net cash provided (used) by operating activities	39,698	(13,408)
	_______	_______
Cash flows from investing activities:
Additions to property, plant and equipment	(14,268)	(20,841)
Increase in inventory to be converted into equipment for
short term rental	(1,200)	(3,100)
Dispositions of property, plant and equipment	465	395
Increase in other assets	(264)	(408)
	_______	_______
Net cash used by investing activities	(15,267)	(23,954)
	_______	_______
Cash flows from financing activities:
Repayment of notes payable, long term, capital lease and
other obligations	(75,003)	(121,805)
Proceeds from exercise of stock options	1,598	1,980
Initial public offering of common stock:
Proceeds from issuance of common stock	-	105,000
Stock issuance costs	-	(10,604)
	_______	_______
Net cash used by financing activities	(73,405)	(25,429)
	_______	_______
Effect of exchange rate changes on cash and cash equivalents	(1,168)	(30)
	_______	_______
Net decrease in cash and cash equivalents	(50,142)	(62,821)
Cash and cash equivalents, beginning of period	124,366	156,064
	_______	_______
Cash and cash equivalents, end of period	$ 74,224	$ 93,243
	_______	_______
Cash paid during the three months for:
Interest (1)	$ 3,807	$ 12,794
Income taxes	$ 2,178	$ 3,915
Non-cash activity:
Non-cash consideration for exercise of stock options	$ -	$ 2,136

(1) 2004 amount includes a bond call premium of $5.3 million related to the IPO.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Supplemental Revenue Data
(in thousands)
(unaudited)

	Three months ended March 31,
			Variance
	2005	2004	$	%
Total Revenue:
V.A.C.
Rental	$ 132,776	$ 103,281	$ 29,495	28.6%
Sales	64,726	45,029	19,697	43.7
	_______	_______	______
Total V.A.C.	197,502	148,310	49,192	33.2

Therapeutic surfaces/other
Rental	63,160	62,627	533	0.9
Sales	19,310	13,897	5,413	39.0
	_______	_______	______
Total therapeutic surfaces/other	82,470	76,524	5,946	7.8

Total rental revenue	195,936	165,908	30,028	18.1
Total sales revenue	84,036	58,926	25,110	42.6
	_______	_______	______
Total Revenue	$ 279,972	$ 224,834	$ 55,138	24.5%
	_______	_______	_______

USA Revenue:
V.A.C.
Rental	$ 112,149	$ 89,907	$ 22,242	24.7%
Sales	39,414	31,682	7,732	24.4
	_______	_______	______
Total V.A.C.	151,563	121,589	29,974	24.7

Therapeutic surfaces/other
Rental	38,957	39,801	(844)	(2.1)
Sales	7,005	8,551	(1,546)	(18.1)
	_______	_______	______
Total therapeutic surfaces/other	45,962	48,352	(2,390)	(4.9)

Total USA rental	151,106	129,708	21,398	16.5
Total USA sales	46,419	40,233	6,186	15.4
	_______	_______	______
Total – USA Revenue	$ 197,525	$ 169,941	$ 27,584	16.2%
	_______	_______	_______

International Revenue:
V.A.C.
Rental	$ 20,627	$ 13,374	$ 7,253	54.2%
Sales	25,312	13,347	11,965	89.6
	_______	_______	______
Total V.A.C.	45,939	26,721	19,218	71.9

Therapeutic surfaces/other
Rental	24,203	22,826	1,377	6.0
Sales	12,305	5,346	6,959	130.2
	_______	_______	______
Total therapeutic surfaces/other	36,508	28,172	8,336	29.6

Total International rental	44,830	36,200	8,630	23.8
Total International sales	37,617	18,693	18,924	101.2
	_______	_______	______
Total – International Revenue	$ 82,447	$ 54,893	$ 27,554	50.2%
	_______	_______	_______